                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
[x]  Definitive Proxy Statement                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a

                              Barnes Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

                                             Barnes Group Inc.
                                             Executive Office
                                             123 Main Street
                                             Post Office Box 489
                                             Bristol, Connecticut 06011-0489
                                             U.S.A.
                                             Tel. (860) 583-7070

[Barnes Group LOGO]

                                                                  March 17, 1999

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 14, 1999

The Annual Meeting of Stockholders of Barnes Group Inc. will be held at Associated Spring Headquarters, Winding River Office Park, 80 Scott Swamp Road, Farmington, Connecticut 06032, at 10:30 a.m. on Wednesday, April 14, 1999, for the following purposes:

1. to elect three directors for a three-year term;

2. to ratify the selection of independent accountants for 1999; and

3. to transact any other business that lawfully may come before the meeting or at any adjournment thereof.

Stockholders of record at the close of business on February 16, 1999 will be entitled to vote at the meeting.

Stockholders who do not expect to attend the meeting and wish their stock voted pursuant to the accompanying proxy are requested to date and sign the proxy and return it as soon as possible in the enclosed reply envelope addressed to Barnes Group Inc., Midtown Station, P.O. Box 944, New York, New York 10138-0744; or, stockholders may vote their stock by telephone as described in the enclosed proxy.

/s/ Charles E. Lindsey Jr.

Charles E. Lindsey Jr.
Assistant Secretary

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 14, 1999

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Barnes Group Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on April 14, 1999 and at any adjournment thereof. A stockholder who signs and returns a proxy in the accompanying form may revoke it by notifying the Secretary of the meeting in person or in writing (including by delivery of a later dated proxy) at any time before it is voted. This Proxy Statement and the enclosed form of proxy are being sent to stockholders on or about March 17, 1999.

                  ELECTION OF DIRECTORS FOR A THREE-YEAR TERM

Three directors are nominated for election at the 1999 Annual Meeting for a three-year term (unless any of them earlier dies, resigns or is removed, as provided in the Company's By-Laws). William S. Bristow, Jr., Robert J. Callander and Edmund M. Carpenter are nominated for re-election to the Board of Directors for terms expiring at the Annual Meeting in 2002.(1)

Pertinent information concerning the nominees for re-election as directors and the seven directors whose terms continue after the meeting is set forth below. Each director has been associated with his/her present organization for at least the past five years unless otherwise noted. Except as expressly stated below, none of the organizations listed as business affiliates of the directors is a subsidiary or other affiliate of the Company.

NOMINEES FOR RE-ELECTION

                              WILLIAM S. BRISTOW, JR.
[William S. Bristow, Jr.      Director since 1978
Photo]                        Current term expires 1999

                              Mr. Bristow, 45, is President of W. S. Bristow & Associates,
                              Inc., which is engaged in small business development. From
                              1992 to 1995, Mr. Bristow was New England Region Manager of
                              Roberts Express, Inc., a provider of expedited
                              transportation services. He is Chairman of the Committee on
                              Directors and a member of the Audit Committee.
                              ROBERT J. CALLANDER

[Robert J. Callander          Director since 1991
Photo]                        Current term expires 1999

                              Mr. Callander, 68, is Executive in Residence at Columbia
                              University School of Business. He retired as Vice Chairman of Chemical Banking Corporation in 1992. He is a member of the Compensation Committee and the Committee on Directors.
                              He is a director of Aramark Corporation, a worldwide food
                              service company; Omnicom Group, Inc., an advertising holding company; and the Scudder New Asia, Global High Income, and
                              Korea Funds.

---------------
(1)Mr. E.M. Carpenter was elected to the Board of Directors on December 8, 1998, by action of the Board of Directors as provided in the Company's By-Laws, to fill the vacancy in the class of 1999 created by the retirement of Theodore E. Martin.

                              EDMUND M. CARPENTER
[Edmund M. Carpenter          Director since 1998
Photo]                        Current term expires 1999

                              Mr. Carpenter, 57, became President and Chief Executive
                              Officer of the Company in 1998. From 1997 to 1998, he was a
                              Senior Managing Director of Clayton, Dubilier & Rice, Inc.,
                              a private equity firm. From 1988 to 1995, he was Chairman
                              and Chief Executive Officer of General Signal Corporation, a
                              manufacturer of capital equipment and instruments for the
                              process control, electrical, semi-conductor, and
                              telecommunications industries. Prior to serving with General
                              Signal, he was President and Chief Operating Officer of ITT
                              Corporation. He is a director of Campbell Soup Company; Dana
                              Corporation; and Texaco Inc.

CONTINUING DIRECTORS

                              THOMAS O. BARNES
[Thomas O. Barnes Photo]      Director since 1978
                              Current term expires 2000

                              Mr. Barnes, 50, is Chairman of the Board of Directors and an
                              employee of the Company. From 1993 through May 1997, Mr.
                              Barnes also served as Senior Vice President-Administration.
                              Prior to joining the Company he was President of The Olson
                              Brothers Company, a manufacturer of machined metal parts.

                              GARY G. BENANAV
[Gary G. Benanav Photo]       Director since 1994
                              Current term expires 2000

                              Mr. Benanav, 53, is Chairman and Chief Executive Officer of
                              New York Life International, Inc. and Executive Vice
                              President of New York Life Insurance Company. Prior to this appointment in December 1997, he was Chief Executive Officer of Aeris Ventures, L.L.C., a venture capital firm. From 1993 to 1996, he was an Executive Vice President of Aetna Life
                              and Casualty Company. He is Chairman of the Compensation
                              Committee and a member of the Audit Committee. He is a
                              director of Executive Risk, a professional liability
                              insurer.

                              GEORGE T. CARPENTER
[George T. Carpenter          Director since 1985
Photo]                        Current term expires 2001

                              Mr. Carpenter, 58, is President of The S. Carpenter
                              Construction Company, which is involved in general
                              contracting, and The Carpenter Realty Company, which is
                              involved in real estate management. He is a member of the
                              Audit Committee and the Committee on Directors. He is a
                              director of Webster Financial Corp.

                              DONNA R. ECTON
[Donna R. Ecton Photo]        Director since 1987
                              Current term expires 2001

                              Ms. Ecton, 51, is Chairman, President and Chief Executive
                              Officer of EEI Inc., consultants to management and
                              investors. From 1996 to 1998, she was Chief Operating
                              Officer and a Director of PETsMART, Inc. From 1995 to 1996,
                              she was Chairman, President and Chief Executive Officer of
                              Business Mail Express, Inc. From 1991 to 1994, she was
                              President and Chief Executive Officer of Van Houten North
                              America, Inc. and Andes Candies Inc. She is Chairman of the
                              Audit Committee and a member of the Compensation Committee.
                              She is a director of Vencor Inc., a long-term healthcare
                              network; and H & R Block, Inc.

                              ROBERT W. FIONDELLA
[Robert W. Fiondella Photo]   Director since 1997
                              Current term expires 2000

                              Robert W. Fiondella, 56, is Chairman, President and Chief
                              Executive Officer of Phoenix Home Life Mutual Insurance
                              Company, in which position he has served since 1994. In
                              1992, he was elected President and Principal Operating
                              Officer of that company. He is a member of the Committee on
                              Directors and the Audit Committee. He is a director of The
                              Advest Group, Inc., a financial investment firm; Phoenix
                              Investment Partners, an investment company; and PXRE
                              Corporation, a property and casualty reinsurance company.

                              FRANK E. GRZELECKI
[Frank E. Grzelecki           Director since 1997
Photo]                        Current term expires 2001

                              Mr. Grzelecki, 61, retired as Vice Chairman of Handy &
                              Harman, a diversified industrial manufacturing company in
                              1998. From 1992 to 1997, he served as President and Chief
                              Operating Officer of that company. He is a member of the
                              Compensation Committee and the Committee on Directors. He is
                              a director of Chartwell Re Corporation, an insurance holding company; The Morgan Group, Inc., which provides delivery
                              services for the prefabricated housing and motor home
                              industries; and Spinnaker Industries, Inc., a diversified
                              manufacturer of adhesive-backed materials and process
                              equipment.

                              MARCEL P. JOSEPH
[Marcel P. Joseph Photo]      Director since 1991
                              Current term expires 2000
                              Mr. Joseph, 64, retired as Chairman of the Board of Augat
                              Inc., a multi-national manufacturer of electromechanical
                              connectors and other components, in December 1995, and as
                              President and Chief Executive Officer of that company in
                              1994. He is a member of the Audit Committee and the
                              Compensation Committee.

Directors are elected by a plurality of the votes cast in the election of directors. The Board of Directors unanimously recommends a vote FOR Messrs. Bristow, Callander and E.M. Carpenter (proposal 1 on the proxy card).

THE BOARD AND ITS COMMITTEES

In 1998, the Board held ten meetings. Each incumbent director of the Company attended in excess of 80% of the meetings of the Board of Directors and Board committees on which he or she served during 1998, except Mr. Martin who attended 70% of such meetings. The Audit Committee is responsible for matters relating to accounting policies and practices, financial reporting and the internal control structure. Each year it recommends to the Board the appointment of a firm of independent accountants to audit the financial statements of the Company. It reviews with representatives of the independent accountants the scope of their audit of the Company's financial statements, results of audits, audit fees and any recommendations with respect to the internal control structure. The Audit Committee also reviews non-audit services rendered by the Company's independent accountants and periodically meets with or receives reports from principal executive officers and the Internal Audit Director of the Company. The Audit Committee held four meetings in 1998. The Compensation Committee administers the Company's incentive and stock plans, sets the salary of the President and Chief Executive Officer, and reviews and approves the compensation of the other executive officers. The Compensation Committee held three meetings in 1998. The Committee on Directors makes recommendations concerning Board membership, functions and compensation. The Committee on Directors will consider director nominations submitted by stockholders in accordance with the procedures described below under the caption "Stockholder Proposals for 2000 Annual Meeting." The Committee on Directors held two meetings in 1998. All of these committees are standing committees of the Board.

COMPENSATION OF DIRECTORS

The annual retainer for directors is $35,000. The fee for attending a meeting is $1,000 ($1,500 if held outside of Connecticut or New York City), except that the committee chairman receives an additional $500 for each meeting at which he or she presides. Messrs. Barnes and E.M. Carpenter do not receive a retainer or meeting fees for service as directors. Mr. Barnes receives $250,000 for serving as Chairman and performing various other duties as a nonexecutive employee of the Company. The other duties performed by Mr. Barnes include working with the President and Chief Executive Officer to develop relationships with possible strategic partners, participating in the process of acquiring other businesses or entities and engaging in various operational corporate activities when requested, chairing the Barnes Group Foundation, serving on the NHK-Associated Spring Suspension Components Inc. Board of Directors, and maintaining an active role in community affairs in the Bristol and Hartford areas. In 1999, Mr. Barnes was paid a bonus of $150,000 for services performed in 1998 in connection with the CEO management transition. The grant of rights to receive stock and the payment of dividend equivalents under the Non-Employee Director Deferred Stock Plan are additional forms of director compensation. Under this plan each non-employee director is granted the right to receive 6,000 shares of Company common stock when his or her membership on the Board terminates. The plan provides that each newly elected director will receive the same grant. The plan also provides for the payment of dividend equivalents equal to 6,000 times the dividend per share for each dividend payment date.(1) In addition, in 1998, each non-employee director was granted stock options to acquire 4,000 shares of Company common stock under the 1991 Barnes Group Stock Incentive Plan. In 1998, Mr. Barnes was granted stock options to acquire 35,000 shares of Company common stock under the 1991 Barnes Group Stock Incentive Plan for services performed in connection with the CEO management transition. Under the 1991 Barnes Group Stock Incentive Plan, options become exercisable in increments of 25% over a four-year period beginning with the first year anniversary following the date of the grant.

---------------
(1) Mr. Barnes became a participant in the plan when it was adopted in 1987. He became an employee in 1993 and continues to participate in the plan.

MANAGEMENT'S STOCK OWNERSHIP

As of January 31, 1999, the Company's directors, nominees for director, named executive officers, and directors and officers as a group beneficially owned the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), shown below:

                                                        Amount and
                                                        Nature of                      Percent of
                   Name of Person                       Beneficial                       Common
                      or Group                         Ownership(1)                      Stock
-------------------------------------------------------------------------------------------------
Thomas O. Barnes.....................................      606,165                         3.1%
Cedric D. Beckett....................................       20,656                           *
Gary G. Benanav......................................        7,997                           *
William S. Bristow, Jr. .............................      623,886                         3.1%
Robert J. Callander..................................        9,754                           *
Leonard M. Carlucci..................................       41,685                           *
Edmund M. Carpenter..................................            0                          --
George T. Carpenter..................................      153,995                           *
Donna R. Ecton.......................................        9,491                           *
Ali A. Fadel(2)......................................       25,893                           *
Robert W. Fiondella..................................        9,000                           *
Frank E. Grzelecki...................................        6,000                           *
Marcel P. Joseph.....................................        9,454                           *
Theodore E. Martin(3)................................      453,286                         2.2%
Terry M. Murphy......................................       12,871                           *
-------------------------------------------------------------------------------------------------
Directors & officers as a group (17 persons)(4)......    1,578,191                         7.9%

--------------------------------------------------------------------------------
* Less than 1% of Common Stock beneficially owned.

NOTES TO THE ABOVE TABLE:

(1) The named person or group has sole voting and investment power with respect to the shares listed in this column, except as set forth in this Note. Mr. Barnes has sole voting and shared investment power with respect to 331,037 shares and no voting and shared investment power with respect to 65,827 shares. Included in Mr. G.T. Carpenter's total are 136,446 shares held by corporations through which he has voting control. Mr. Bristow has shared voting and shared investment power with respect to 481,680 shares. The remainder of Mr. Bristow's shares are held in a trust which he has the power to revoke.

    The shares listed for Messrs. Barnes, Beckett, Carlucci, Fadel, Martin, Murphy, and the directors and officers as a group include 29,400, 16,950, 28,500, 18,300, 398,910, 12,000 and 109,475 shares, respectively, which they have the right to acquire within 60 days after January 31, 1999. The shares listed for Messrs. Barnes, Beckett, Carlucci, Fadel, Martin, Murphy, and the directors and officers as a group also include 3,955, 2,991, 12,104, 7,593, 10,214, 547 and 62,344 shares, respectively, over which they have voting power and limited investment power. These shares are held under the Company's Guaranteed Stock Plan (an employee stock ownership plan). The shares listed for Messrs. Barnes, Benanav, Bristow, Callander, G.T. Carpenter, Ecton, Fiondella, Grzelecki, and Joseph include 6,000 shares each that each of them have the right to receive under the Non-Employee Director Deferred Stock Plan described above under the heading "Compensation of Directors."

    The shares listed for Messrs. Beckett, Carlucci, E.M. Carpenter, Fadel, and the directors and officers as a group do not include 40,000, 46,500, 120,000, 52,500, and 222,500 incentive stock units, respectively, that they currently may have the right to receive on a future date pursuant to Incentive Stock Right Agreements. In 1999, Mr. Fadel's Incentive Stock Right Agreement was terminated and he received 16,144 shares of common stock in accordance with his Severance Agreement with the Company

    (which is described below under the heading "Severance Arrangements"). Descriptions of Incentive Stock Right Agreements are contained in Note 4 to the Summary Compensation Table.

    Except for the shares under the Non-Employee Director Deferred Stock Plan, the number of shares reported as beneficially owned have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    Except for matters required to be submitted to stockholders, the Board of Directors believes that the Company is controlled by its Board of Directors acting as such.

(2) Mr. Fadel ceased to be an officer effective January 25, 1999. Information shown is based on sources available to the Company as of January 25, 1999.

(3) Mr. Martin ceased to be an officer and director effective December 8, 1998. Information shown is based on sources available to the Company as of December 8, 1998.

(4) Does not include shares beneficially owned by Messrs. Fadel and Martin.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that its officers and directors, and individuals who own more than ten percent of the outstanding shares of Common Stock, have complied in 1998 with the filing requirements of the Exchange Act, except that three reports filed on behalf of Mr. Wallace Barnes concerning ten transactions were not timely filed; also, with respect to each of two of the Company's officers, Messrs. Francis C. Boyle, Jr. and John J. Locher, a report concerning a transaction involving the sale of Common Stock was not timely filed.

BENEFICIAL OWNERS OF MORE THAN 5% OF SHARES

As of December 31, 1998, the individuals and institutions set forth below are the only persons known by the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock:

                                                                 Amount and
                                                                 Nature of       Percent of
                      Name and Address                           Beneficial        Common
                    of Beneficial Owner                          Ownership         Stock
-------------------------------------------------------------------------------------------
Mr. Wallace Barnes(1)                                            2,016,678          10.2%
1875 Perkins Street
Bristol, Connecticut 06010

Fleet National Bank(2,3)                                         5,555,779          28.0%
777 Main Street
Hartford, Connecticut 06115

NOTES TO THE ABOVE TABLE:

(1) As of December 31, 1998, Mr. Wallace Barnes reported that he beneficially owned 2,016,678 (10.2%) shares of Common Stock. He has sole voting and investment power with respect to 1,158,038 shares; and sole voting power and shared investment power with respect to 828,640 shares; and shared voting and shared investment power with respect to 30,000 shares, which are held by a private charitable foundation established by Mr. Barnes, as to which shares he disclaims beneficial ownership.

(2) As of December 31, 1998, Fleet National Bank ("Fleet") reported that it was the beneficial owner of 2,524,712 (12.7%) shares of Common Stock. Fleet reported that it had sole voting power with respect to 405,319 shares; sole investment power with respect to 409,596 shares; and shared investment power with respect to 2,114,066 shares.

(3) As of December 31, 1998, Fleet reported that it held 3,031,067 (15.3%) shares of Common Stock in its capacity as trustee for the Company's Guaranteed Stock Plan (an employee stock ownership plan).

    The plan provides that the stock shall be voted by the Trustee as directed by the participants in the plan. Fleet disclaims beneficial ownership of this stock.

REPORT OF THE COMPENSATION COMMITTEE

The Company's compensation program for executive officers is designed to attract, retain and motivate superior executive talent and to align a significant portion of each officer's total compensation with the performance of the applicable business unit, the Company and the interests of the Company's stockholders. To this end, the Company has implemented a competitive total compensation program for executive officers composed of the following elements, each of which are separately discussed below: base salary; annual bonus; and long-term compensation, including both awards under the Company's Long Term Incentive Plan and Stock Incentive Plan.(1)

BASE SALARY

Base salaries for the President and Chief Executive Officer and other executive officers are established by considering competitive levels for positions of similar responsibility, the experience of the individual and the executive's expected contribution to the Company. Merit increases are determined based upon both the overall performance of the individual and the Company as a whole and changes in competitive compensation levels.

Mr. E.M. Carpenter became President and Chief Executive Officer on December 8, 1998. He was paid a base salary of $38,077 in 1998 which was based on an annual rate of $550,000 in accordance with his Employment Agreement with the Company dated as of December 8, 1998 (which is described below under the heading "Employment Agreement"). In entering the Employment Agreement, the Committee considered his relevant experience and the salaries of chief executive officers of companies similar to the Company in size and complexity.

ANNUAL BONUS

Annual bonuses may be earned by executive officers under the Company's Management Incentive Compensation Plan ("MICP"). MICP payments are based on the performance of the Company as a whole or the business unit over which the executive has a direct influence. The measurements for the Company which are applicable to the President and Chief Executive Officer and executive staff officers are based on the attainment by the Company of specified levels of earnings per share. The measurements which are applicable to executive officers having direct responsibility for operating units are based on a combination of the operating profit of the applicable unit, less a charge for the capital employed by the unit, and the attainment by the Company of specified levels of earnings per share.

Each of the Company's executive officers is eligible to receive a percentage of his base salary as a bonus if the Company achieves its financial goals. The percentage varies depending on the individual's position with the Company. In 1998, the maximum amount of base salary payable as a bonus under the MICP to each of the Company's executive officers was: 150% for the President and Chief Executive Officer; 135% for the Group Presidents; 120% for the Senior Vice Presidents; and 75% for the Company's other executive officers. Mr. E.M. Carpenter did not receive a bonus for calendar year 1998 because he joined the Company in December. Beginning January 1, 1999, Mr. E.M. Carpenter became a participant in the MICP in accordance with his Employment Agreement (which is described below).

---------------
(1)Effective December 8, 1998, Theodore E. Martin retired from the position of President and Chief Executive Officer of the Company. His annual base salary as of his retirement date was $565,008. In February 1998, the Committee granted Mr. Martin a stock option for 90,000 shares at fair market value on the date of the grant. In determining Mr. Martin's salary and the size of the stock option grant, the Committee considered the salaries and magnitude of grants to chief executive officers of companies similar to the Company in size and complexity. Mr. Martin received a bonus of $847,512 for fiscal 1998 which reflected the performance of the Company and the terms of Mr. Martin's Retirement Agreement (which is described below under the heading "Severance Arrangements"). In 1998, additional benefits were paid to Mr. Martin in accordance with his Retirement Agreement (which is described below).

LONG-TERM COMPENSATION

The Committee believes that stockholder value is created by the generation of cash flow in excess of the risk-adjusted cost of stockholders' equity. The Company's Long Term Incentive Plan ("LTIP") rewards executive officers for increasing the excess of cash flow from operations over the risk-adjusted cost of equity.

Under the LTIP, the Committee grants performance units to executive officers. Any resulting cash payments are equal to the increase in the value of the performance units over a three-year period. The value of a performance unit for any single year is equal to cash flow from operations, minus the risk-adjusted cost of equity capital for the current and previous four years. Awards for each three-year period are paid in the year following the end of the period. Awards under the LTIP paid in 1998 were based on an increase in the value of performance units over the three-year period from 1995 to 1997. Beginning January 1, 1999, Mr. E.M. Carpenter became a participant in the LTIP in accordance with his Employment Agreement (which is described below).

Under the 1991 Barnes Group Stock Incentive Plan, the Committee grants stock options and other stock-based awards to executive officers and other key employees in an effort to align the interests of employees with those of stockholders. Except for one-time initial grants (which are typically awarded at 85% of market value) to certain senior executive officers upon assumption of their positions, options generally have been granted on an annual basis at the market price of the Common Stock on the date of grant. Such options become exercisable over time. In 1998, Mr. E.M. Carpenter was granted options to acquire Common Stock and incentive stock units to acquire restricted shares of Common Stock in accordance with his Employment Agreement (which is described below). In determining the size of the grant the Committee considered the magnitude of grants to chief executive officers of industrial companies of comparable size and complexity and the importance of linking a significant part of Mr. E.M. Carpenter's total compensation package to the future performance of the Company's stock.

OTHER

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's tax deduction to $1 million per year (the "Million Dollar Cap") for certain compensation paid to each of its Chief Executive Officer ("CEO") and the four highest compensated executives other than the CEO named in the proxy statement (the "Covered Executives"). Regulations issued under the Code exclude from the Million Dollar Cap compensation that is calculated based on attainment of pre-established, objective performance goals, if certain other requirements are met. The Committee's policy is to structure compensation awards for Covered Executives that will be deductible without limitation where doing so will further the purposes of the Company's executive compensation programs. The Committee also considers it important, however, to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be fully deductible.

CONCLUSION

The Committee believes that the elements of the compensation programs described above provide a competitive total compensation package to the Company's executive officers. Most importantly, an executive's total compensation is heavily dependent on corporate performance in a manner which aligns the interests of the executive with those of stockholders over the long term.

                                       COMPENSATION COMMITTEE:

                                       Gary G. Benanav, Chairman
                                       Robert J. Callander
                                       Donna R. Ecton
                                       Frank E. Grzelecki
                                       Marcel P. Joseph

COMPENSATION

The following table sets forth compensation paid by the Company to the persons who served as Chief Executive Officer and to the four remaining most highly-paid persons who were executive officers at the end of 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term Compensation
                                                                                   ------------------------------------
                                                       Annual Compensation                Awards(3)           Payouts
                                                 -------------------------------   -----------------------   ----------
                                                                         Other     Restricted   Securities                   All
                                                                        Annual       Stock      Underlying                  Other
                                                                        Compen-    Awards(4)    Options(5)      LTIP       Compen-
Name and Principal Position(1)            Year    Salary     Bonus     sation(2)      ($)          (#)       Payouts(6)   sation(7)
------------------------------            ----   --------   --------   ---------   ----------   ----------   ----------   ---------
E.M. CARPENTER                            1998   $ 38,077   $    -0-   $ 54,247    $3,712,500     75,000      $    -0-     $66,302
President and Chief Executive Officer

C.D. BECKETT                              1998    206,667    252,215      3,985     1,007,250     21,000           -0-      14,847
Vice President, Barnes Group Inc.         1997    141,755     92,615      3,366           -0-     42,000           -0-         -0-
And President, Barnes Aerospace

L.M. CARLUCCI                             1998    262,100    102,752     21,887           -0-     30,000       129,870      30,104
Vice President, Barnes Group Inc.         1997    220,500    202,965     42,161           -0-     21,600       156,020      50,424
And President, Bowman                     1996    210,000    189,000      4,377       643,250        -0-        38,880      11,642
Distribution

T.M. MURPHY                               1998    217,500    135,720     12,702           -0-      9,000           -0-      72,295
Senior Vice President, Finance            1997     71,667     77,525      8,454           -0-     39,000           -0-      37,529

A.A. FADEL                                1998    256,937    149,954     11,322           -0-     30,000       160,839      19,437
Former Vice President, Barnes Group Inc.  1997    249,012        -0-     19,117           -0-     21,600       177,002      28,116
and President, Associated Spring          1996    240,012    183,202      1,248       726,250        -0-        34,500       6,536

T.E. MARTIN                               1998    553,340    847,512     59,128           -0-     90,000       436,178      73,474
Former President and                      1997    525,004    709,901    133,289           -0-     75,000       397,582     163,797
Chief Executive Officer                   1996    500,004    575,000     18,764     1,660,000        -0-        72,480      29,984

NOTES TO THE ABOVE TABLE:

(1) Mr. Carpenter joined the Company in December 1998; accordingly, no information is provided for him in 1997 and 1996. Mr. Beckett became an officer in November 1997; accordingly, no information is provided for him in 1996. Mr. Murphy joined the Company in September 1997; accordingly, no information is provided for him in 1996.

(2) Other annual compensation includes reimbursement for taxes paid on insurance premiums and financial planning services paid by the Company. The figures for Mr. Martin also include $3,159 and $3,145 of "above-market" interest paid on deferred compensation for the years 1997 and 1996, respectively.

(3) Awards to the executives were granted under the 1991 Barnes Group Stock Incentive Plan, except for 75,000 stock options and 60,000 incentive stock units that were granted to Mr. E.M. Carpenter in accordance with his Employment Agreement (which is described below under the heading "Employment Agreement").

(4) Messrs. Beckett, Carlucci, Fadel and E.M. Carpenter were each awarded an incentive stock right consisting of incentive stock units in the amounts and on the dates noted as follows: Beckett, 6,000 on 2/16/96 and 14,000 on 2/20/98; Carlucci, 23,250 on 2/16/96; Fadel, 26,250 on 2/16/96; and E.M.
    Carpenter 60,000 on 12/8/98. Incentive stock units are denominated in shares of Common Stock. The right awarded to each executive (other than Mr. E.M. Carpenter) entitles the holder to receive, without payment to the Company, shares of Common Stock equal to the number of incentive stock units credited to the holder on the date five years from the date of the award, provided that the holder is an employee of the Company on that date. Units underlying these rights were credited to each executive (other than Mr. E.M. Carpenter) as of the date of the award. The right awarded to Mr. E.M. Carpenter entitles him to receive, without payment to the Company, shares of Common Stock equal to the number of incentive stock units credited to him on the third and fifth anniversary of the date of the award. Units underlying these rights will be credited to Mr. E.M. Carpenter on the third and fifth anniversary of the date of the award, in each case, provided that he is an employee of the Company on such anniversary. In addition Messrs. Beckett, Carlucci, Fadel and E.M. Carpenter were each awarded an additional incentive stock right consisting of incentive stock units in the amounts and on the dates noted as follows:
    Beckett, 20,000 on 2/20/98; Carlucci, 23,250 on 2/16/96; Fadel, 26,250 on
    2/16/96; and E.M. Carpenter, 60,000 on 12/8/98. The right awarded to each executive entitles the holder to receive, without payment to the Company, shares of Common Stock equal to the number of incentive stock units credited to the holder on the date five years from the date of the award or, solely with regard to Mr. E.M. Carpenter, on the third and fifth anniversary of the date of the holder's award, provided that, in each case with respect to each executive, the holder is an employee of the Company on that date and that specified performance targets for the Company's earnings per share are met. Units underlying these rights are credited in increments to each executive over the term of the award in accordance with a schedule based on the attainment by the Company of specified levels of earnings per share. Pursuant to the terms of the awards described above, each holder is credited with dividend equivalents on all incentive stock units credited to him based upon dividends paid on outstanding shares of Common Stock. Such dividend equivalents, once credited, are converted into a number of additional incentive stock units, as of each dividend payment date, equal to the amount of dividends that would have been paid on the number of shares of Common Stock equal to the number of incentive stock units credited to the holder immediately prior to the dividend payment date divided by the market price of the Common Stock on the dividend payment date. As of December 31, 1998, Messrs. Beckett, Carlucci and Fadel were credited with 20,875, 34,958, and 39,469 incentive stock units, respectively, having a value of $29.25 per share as of December 31, 1998, of $610,594, $1,022,522, and $1,154,468,
    respectively.

    Mr. Fadel's incentive stock rights were terminated in 1999 when he ceased to be an employee of the Company as provided in his Severance Agreement (which is described below under the heading "Severance Arrangements").

    Mr. Martin's incentive stock rights were terminated in 1998 when he ceased to be an employee of the Company as provided in his Retirement Agreement (which is described below under the heading "Severance Arrangements").

(5) Adjusted for 3-for-1 stock split effective April 25, 1997.

(6) Payment in the designated year is with respect to the three-year performance period ending the prior year. For example, the payment made in 1998 covered the three-year period ending in 1997. The 1998 figure for Mr. Martin also includes payments totaling $113,501 for deferred LTIP associated with the three-year performance periods 1989-1991, 1991-1993, and 1993-1995. Mr. Martin received a settlement of his interest under the LTIP in accordance with his Retirement Agreement (which is described below).

(7) Includes matching contributions by the Company under the Guaranteed Stock Plan and premiums paid for life insurance. The figures for Mr. Murphy include $48,219 and $23,735 for the reimbursement of moving expenses and the applicable taxes paid by the Company in 1998 and 1997, respectively.

STOCK OPTIONS

The following table provides information on grants of stock options in 1998 pursuant to the 1991 Barnes Group Stock Incentive Plan to the executive officers listed in the Summary Compensation Table.

                             OPTION GRANTS IN 1998

                   Number of    Percent of                                              Potential Value at Assumed
                   Securities     Total                                                Annual Rates of Stock Price
                   Underlying    Options                   Market                     Appreciation to End of Option
                    Options     Granted to   Exercise     Price on                           Term in 2008(3)
                   Granted(2)   Employees     Price       Date of      Expiration   ----------------------------------
     Name             (#)        in 1998      ($/Sh)    Grant ($/Sh)      Date         0%          5%          10%
-----------------  ----------   ----------   --------   ------------   ----------   --------   ----------   ----------
E.M. Carpenter(1)    75,000        13.3%     $ 26.30       $30.94       12/07/08    $348,000   $1,806,750   $4,045,500
C.D. Beckett         21,000         3.7%       29.63        29.63        2/19/08         -0-      391,230      991,620
L.M. Carlucci        30,000         5.3%       29.63        29.63        2/19/08         -0-      558,900    1,416,600
T.M. Murphy           9,000         1.6%       29.63        29.63        2/19/08         -0-      167,670      424,980
A.A. Fadel.(4)       30,000         5.3%       29.63        29.63        2/19/08         -0-      558,900    1,416,600
T.E. Martin          90,000        15.9%       29.63        29.63        2/19/08         -0-    1,676,700    4,249,800

NOTES TO THE ABOVE TABLE:

(1) Options were granted to Mr. E.M. Carpenter pursuant to his Employment Agreement (which is described below under the heading "Employment Agreement").

(2) Other than Mr. Martin's options, options become exercisable in increments of 25% over a four-year period beginning with the first year anniversary following the date of the grant. All options granted to Mr. Martin in 1998 became fully vested as of December 8, 1998 in accordance with his Retirement Agreement (which is described below under the heading "Severance Arrangements").

(3) With respect to options expiring on December 7, 2008, the stock price per share in 2008 would be $30.94 based on 0% annual appreciation from the market price on the date of the grant, $50.39 based on 5% annual appreciation, and $80.24 based on 10% annual appreciation. With respect to options expiring on February 19, 2008, the stock price per share in 2008 would be $48.26 based on 5% annual appreciation, and $76.85 based on 10% annual appreciation. The preceding calculations are not intended to be a prediction by the Company of the price of its shares in the future.

(4) 75% of the options granted to Mr. Fadel in 1998 were forfeited when he ceased to be an employee in 1999.

The following table provides information relating to stock option exercises in 1998 by the named executive officers and the number and value of each such officer's unexercised in-the-money options on December 31, 1998, based on the difference between the exercise price and the $29.25 per share year-end market price of the Common Stock.

         AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

                                               Number of Securities          Value of Unexercised
                                                    Underlying                   In-The-Money
                                                Unexercised Options                 Options
                  Shares                       at Fiscal Year-End(#)         At Fiscal Year-End($)
                Acquired on      Value      ---------------------------   ---------------------------
     Name       Exercise(#)   Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
--------------  -----------   -----------   -----------   -------------   -----------   -------------
E.M. Carpenter       -0-       $    -0-           -0-        75,000       $      -0-      $221,250
C.D. Beckett         -0-            -0-        10,500        52,500           56,310       168,930
L.M. Carlucci        -0-            -0-        15,600        46,200          226,236       112,055
T.M. Murphy          -0-            -0-         9,750        38,250           43,178       129,533
A.A. Fadel(1)     38,350        856,499         5,400        46,200           37,352       112,055
T.E. Martin(2)       -0-            -0-       398,910           -0-        4,652,986           -0-

NOTES TO THE ABOVE TABLE:

(1) All of Mr. Fadel's unvested options were forfeited when he ceased to be an employee in 1999.

(2) All outstanding stock options held by Mr. Martin became fully vested on December 8, 1998 pursuant to his Retirement Agreement (which is described below under the heading "Severance Arrangements").

LONG-TERM INCENTIVE PLAN AWARDS

The following table provides information relating to grants of performance units in 1998 for the performance period 1998-2000 under the LTIP.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1998

                                Performance or
                  Number of      Other Period
                Shares, Units       Until
                  or Other        Maturation
     Name         Rights(#)      or Payout(1)
--------------  -------------   --------------
E.M. Carpenter     63,100         1998-2000
C.D. Beckett       19,500         1998-2000
L.M. Carlucci      29,200         1998-2000
T.M. Murphy        57,000         1998-2000
A.A. Fadel         24,600         1998-2000
T.E. Martin        94,600         1998-2000

(1) Under the LTIP, there are no thresholds, targets or maximums as those terms are used in the Securities and Exchange Commission's rules. Payments are based on the increase in the value of performance units during the indicated performance period. The value of a performance unit over the three-year period ending December 31, 1998 increased by $4.09. However, this is not necessarily representative of the increase, if any, that will occur during the period 1998-2000. Payments under the LTIP made in the prior three years are shown in the Summary Compensation Table.

PENSION PLANS

The Company's named executive officers all participate in the Company's Supplemental Senior Officer Retirement Plan. The following table gives examples of estimated annual retirement benefits payable under the Company's Supplemental Senior Officer Retirement Plan to each of these executive officers as though he had retired in 1998 at age 65 in specified compensation and years of service classifications.

                               PENSION PLAN TABLE

                       15 or More
Remuneration        Years of Service
------------        ----------------
 $  125,000             $ 68,750
    150,000               82,500
    200,000              110,000
    250,000              137,500
    300,000              165,000
    350,000              192,500
    400,000              220,000
    450,000              247,500
    500,000              275,000
    600,000              330,000
    700,000              385,000
    800,000              440,000
    900,000              495,000
  1,000,000              550,000
  1,100,000              605,000
  1,200,000              660,000
  1,300,000              715,000

The compensation included in determining earnings for the Supplemental Senior Officer Retirement Plan includes only annual salary and bonus as shown in the columns labeled "Salary" and "Bonus" in the Summary Compensation Table. Benefits are computed based on a straight-life annuity. This plan functions as an "umbrella" plan, and benefits listed in the table above are subject to deduction for Social Security benefits, benefits derived from other employers' pension plans and any benefits earned under the Company's other defined benefit plans, including, without limitation, the Salaried Retirement Income Plan, Retirement Benefit Equalization Plan, and Supplemental Executive Retirement Plan.

Years of service as of December 31, 1998, rounded to the nearest whole year, for the named executive officers are as follows: E.M. Carpenter, 0 years; C.D. Beckett, 5 years; L.M. Carlucci, 23 years; T.M. Murphy, 1 year; A.A. Fadel, 7 years; and T.E. Martin, 8 years.

EMPLOYMENT AGREEMENT

On December 8, 1998, the Company entered into an employment agreement (the "Agreement") with Edmund M. Carpenter under which Mr. E.M. Carpenter serves as the President and Chief Executive Officer of the Company. The Agreement provides for Mr. E.M. Carpenter's employment through December 31, 2001, and for automatic annual extensions until Mr. E.M. Carpenter reaches age 65, unless either party furnishes 90 days prior written notice that the Agreement will not be extended. Mr. E.M. Carpenter was granted a one-time lump sum payment under the Agreement of $100,000 as a relocation allowance, with the amount grossed up for any applicable taxes. Mr. E.M. Carpenter also became entitled to receive reimbursement of expenses reasonably incurred in connection with his duties and to receive reimbursement of reasonable legal fees in connection with the negotiation and documentation of the Agreement and the enforcement of his rights under it. As part of the Agreement Mr. E.M. Carpenter will purchase on the open market $1,000,000 of Common Stock.

The Agreement provides for the following compensation benefits for Mr. E.M.
Carpenter: (i) a base salary of $550,000 annually, subject to increase at the discretion of the Board of Directors; (ii) an annual bonus pursuant to the Company's Management Incentive Compensation Plan ("MICP"), up to a maximum of 150% of salary, with a minimum bonus of $275,000 payable for calendar year 1999 if Mr. E.M. Carpenter remains in the employ of the Company through December 1, 1999; (iii) the granting of the following securities: (a) 90,300 Long Term Incentive Plan ("LTIP") units, (b) options to acquire 75,000 shares of Common Stock at an exercise price of 85% of fair market value on the date of grant, (c) 60,000 incentive stock units to acquire restricted shares of Common Stock that will vest over a five-year period if Mr. E.M. Carpenter remains in the employ of the Company, and (d) 60,000 incentive stock units to acquire restricted shares of Common Stock that will vest over a five-year period if specified performance goals are attained and Mr. E.M. Carpenter remains in the employ of the Company; and (iv) other benefits, consisting of the payment of life insurance premiums, a financial planning allowance, an automobile allowance, service credits under the Company's non-qualified retirement plans, annual vacations, immediate participation in the Company's welfare benefit plans, and country club membership expense reimbursement.

The Agreement is subject to early termination by reason of Mr. E.M. Carpenter's death or disability, by the Company for cause, or by either party upon 30 days prior written notice. Upon termination, Mr. E.M. Carpenter would be entitled to any benefits due to him under any plan, program or policy of the Company which provides benefits after termination, other than any severance pay or salary continuation plan. In addition, if Mr. E.M. Carpenter were terminated without cause or good reason, he would be entitled to continue receiving his salary and welfare plan benefits for a severance period extending through the end of the remaining employment period or two years, whichever is longer. He also would receive other benefits, including the payment of his target bonus under the MICP, continued vesting of his stock options and incentive stock units, continued service credits under the Company's non-qualified plans through the end of the severance period, and full payment of the amount owed pursuant to his LTIP awards if applicable performance goals were achieved. Payments to Mr. E.M. Carpenter would be subject to reduction under certain circumstances if necessary to avoid imposition of the golden parachute excise tax. In the event Mr. E.M. Carpenter were to terminate his employment without good reason and accept a comparable position with a company of equal or larger size during the employment period, he would be obliged to pay the Company $500,000 in cash. For a period of two years following termination for any reason, Mr. E.M. Carpenter would be obliged not to compete with the Company or disparage it.

Readers desiring more complete information may examine the Agreement, which has been filed as an exhibit to the Company's Form 10-K for the Fiscal Year Ended December 31, 1998 and is incorporated by reference into this document in its entirety.

CHANGE-IN-CONTROL AGREEMENTS

The Company has entered into change-in-control severance agreements (the "CIC Agreements") with Mr. E.M. Carpenter as of December 8, 1998 and with each of the other named executive officers as of November 1, 1997. Each of the CIC Agreements has an initial term ending on December 31, 1999, with automatic annual extensions commencing on January 1, 1999 and each January 1 thereafter, unless the Company or the executive provides written notice not later than September 30 of the preceding year of a determination not to extend the agreement. In the event of a "change in control" (as defined in the CIC Agreements), an executive who is incapacitated would be entitled to receive full salary and employment benefits (less any amounts received under the Company's long term disability plan) until terminated for reasons of disability. An executive who is not incapacitated but is terminated for any reason after a change in control would be entitled to receive full salary and benefits through the date of termination, as well as normal post-termination compensation and benefits under the Company's compensation and benefit plans. In addition, such an executive would be entitled to receive a lump sum cash payment equal to the target award under the LTIP that is pro-rated to cover the portion of the award cycle in which the person was employed.

An executive who is terminated following a change in control other than for cause or by reason of death, disability or voluntary termination, would be entitled to severance payments and benefits. These would consist of (i) a cash payment equal to a multiple (3 times in the case of Mr. E.M. Carpenter, 2 times for each other executive) of the executive's most recent base salary and average annual bonus (as defined); (ii) continuation of participation in the Company's pension and welfare benefit plans for a number of months (36 or 24) corresponding to the multiple in (i), with the benefits reduced to the extent the executive subsequently receives coverage elsewhere; and (iii) a cash payment equal to the target award to which the executive would have been entitled under the Company's incentive compensation plans (other than the LTIP) to the date of termination (less any pro rata bonus previously paid for the same period). In addition, upon the occurrence of a change in control, (a) the executive would receive pro rata target awards under the LTIP, as if fully vested, and under the Company's other incentive compensation plans; (b) the executive's options to acquire Company stock would vest and become exercisable; and (c) all restrictions on the executive's stock-based awards would lapse. Payments to the executive would be subject to reduction under certain circumstances if necessary to avoid imposition of the golden parachute excise tax.

Readers desiring more complete information may examine the CIC Agreement of Mr. Carpenter, which has been filed as an exhibit to the Company's Form 10-K for the Fiscal Year Ended December 31, 1998 and is incorporated by reference into this document in its entirety.

SEVERANCE ARRANGEMENTS

Set forth below is a description of the material terms of the agreements which the Company entered into with Theodore E. Martin and Ali A. Fadel in connection with their respective retirement and resignation as executive officers of the Company. Readers desiring more complete information may examine the agreements, which were filed as exhibits to the Company's Form 10-Q for the quarter ended June 30, 1998 and the Form 10-K for the Fiscal Year Ended December 31, 1998, respectively, and which are incorporated by reference into this document in their entirety.

THEODORE E. MARTIN

On July 6, 1998, Mr. Martin entered into an agreement with the Company relating to his retirement, effective December 8, 1998, as President and Chief Executive Officer. The agreement provides for the following benefits for Mr. Martin: (i) payment of his monthly base salary at the rate of $47,084 from the date of retirement through August 21, 2001; (ii) payment of a short-term incentive award for 1998 of $847,512, (iii) payment of a monthly bonus of $70,626 from January 5, 1999 through August 21, 2001, except that the payment in respect of August 2001 shall be $47,843; (iv) continuation of participation in the Company's medical and dental plans for Mr. Martin and his spouse until August 21, 2001, and eligibility for continued participation in the health insurance plan after that date; (v) payment of life insurance premiums under the Company's Enhanced Life Insurance Program until Mr. Martin's 65th birthday; (vi) payment of $1,305,420 in satisfaction of all outstanding performance units under the Company's Long Term Incentive Plan; (vii) payment of a monthly lifetime benefit of $33,576 under the Company's Supplemental Senior Officer Retirement Plan and, if Mr. Martin dies before September 1, 2001 and is survived by his spouse, a monthly lifetime benefit of $16,788 to his spouse;
(viii) payment of a monthly lifetime benefit of $4,977 under the Company's Supplemental Executive Retirement Plan; (ix) transfer to Mr. Martin of title to the Company-provided automobile utilized by him on his retirement date; (x) an offer to purchase Mr. Martin's primary residence at the price established by a third party appraiser and expenses for relocating within the 48 contiguous states; (xi) financial planning services through August 21, 2001 of up to $5,000 annually; (xii) vesting of all outstanding employee stock options held as of December 8, 1998, with a five-year exercise period; (xiii) payment of $3,907,904 in settlement of all incentive stock units held; (xiv) attorney's fees up to $1,000; and (xv) a tax gross-up payment equal to 35% plus the applicable state income tax rate of the taxable income arising from items (v), (ix), (x), (xi), and (xiv). Mr. Martin provided a release of all claims against the Company in consideration of the benefits received by him under the agreement and agreed until August 21, 2001 not to (a) solicit the employment of Company employees,
(b) discourage parties from doing business with the Company, (c) compete with the Company, or (d) disclose confidential Company information.

ALI A. FADEL

On February 22, 1999, Mr. Fadel entered into an agreement with the Company relating to his resignation as an executive officer of the Company effective on February 21, 1999. The agreement provides for the following benefits for Mr.
Fadel: (i) severance under the Company's Executive Separation Pay Plan consisting of twelve monthly payments totaling $260,000; (ii) continued participation in the Company's medical, dental, group life insurance and long-term disability plans for a period of twelve months; (iii) a bonus of $149,954 for 1998 under the Company's Management Incentive Compensation Plan;
(iv) awards under the Company's Long-Term Incentive Plan for the three-year cycles ending 1998, 1999 and 2000 in the amount of $179,140, and the estimated amounts of $87,800 and $25,500, respectively; (v) retirement benefits payable at age 65 under the Company's Salaried Retirement Income Plan and Retirement Benefit Equalization Plan consisting of monthly payments in the amount of $2,841; (vi) 18,300 vested employee stock options, which will expire on May 22, 1999 unless exercised by that date; (vii) 16,144 shares of Company common stock in settlement of previously granted incentive stock units; and (viii) other benefits, consisting of the payment through September 30, 1999 of life insurance premiums under the Company's Enhanced Life Insurance Program, a financial planning allowance of $4,000, and the use of a leased automobile through May 31, 1999. Mr. Fadel agreed not to solicit any Company employee for employment, not to disparage the Company, and to cooperate with the Company in connection with any investigations or lawsuits involving the Company.

PERFORMANCE GRAPH

A stock performance graph based on cumulative total returns (price change plus reinvested dividends) for $100 invested on December 31, 1993 is set forth below.

     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF BARNES GROUP INC., THE S&P 500 INDEX, AND THE S&P MANUFACTURING (INDUSTRIAL DIVERSIFIED) INDEX

                                                           BGI                       S&P 500             MFG. INDEX DIVERSIFIED
                                                           ---                       -------             ----------------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   126.70                      101.30                      103.40
'1995'                                                   124.80                      139.30                      145.70
'1996'                                                   215.70                      171.30                      194.20
'1997'                                                   251.70                      228.50                      267.50
'1998'                                                   331.60                      293.70                      328.10

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

Although not required by the Certificate of Incorporation or By-Laws, it has been the Company's practice for many years to have the stockholders act on a proposal of the Board of Directors relating to the selection of independent accountants. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement, if desired, and to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as independent accountants (proposal 2 on the proxy card).

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

The Board of Directors requests that any stockholder who wishes to recommend nominees for directors submit names of such nominees in writing to the Secretary of the Company at its address given above prior to December 1, 1999. Stockholders wishing to submit proposals for inclusion in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders must submit proposals to the Company at such address by December 1, 1999. Stockholders wishing to present proposals for a formal vote (other than proposals included in the Company's proxy statement), or to nominate candidates for election as directors at a meeting of the Company's stockholders, must do so in accordance with the Company's By-Laws. In order to be presented at the 2000 Annual Meeting, the By-Laws provide that such stockholder proposals or nominations may be made only by a stockholder of record who shall have given notice of the proposed business or nomination to the Company between December 16, 1999 and January 15, 2000. The notice must contain, among other things, the name and address of the stockholder, a brief description of the business desired to be brought before the Annual

Meeting, the reasons for conducting the business at the Annual Meeting, and the stockholder's ownership of the Company's capital stock. In the case of nominations, the notice should contain the background and stock ownership information with respect to each nominee. Stockholders may obtain a copy of the relevant provisions of the By-Laws by writing to the Secretary of the Company at the address given above. Proposals received after January 15, 2000 will not be considered "timely" under the federal proxy rules for the purpose of determining whether the Company may use discretionary authority to vote on any such proposals.

GENERAL

The cost of solicitation of proxies will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company's officers and employees personally or by telephone, facsimile or telegram without additional compensation. The Company may also reimburse brokers, dealers, banks, voting trustees or their nominees for their reasonable expenses in sending proxies, proxy material and annual reports to beneficial owners. The Company has retained ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, New York, New York 10001, to aid in the solicitation of proxies. ChaseMellon will solicit proxies by personal interview, telephone, facsimile and mail, and may request brokerage houses and other nominees and fiduciaries or custodians to forward soliciting materials to beneficial owners of the Company's stock. For these services, the Company will pay a fee of approximately $5,000, plus expenses.

The Company had outstanding 19,763,789 shares of Common Stock as of February 16, 1999, each of which is entitled to one vote. Only holders of record at the close of business on February 16, 1999 will be entitled to vote.

Under applicable Delaware law, abstentions and broker non-votes as to any proposal will not be counted as having been voted on the proposal and will have no effect on the outcome of the vote thereon.

If a nominee for director should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the persons nominated will be unable to serve if elected. The Board of Directors does not know of any matters to be presented for consideration at the meeting other than the matters described in proposals 1 and 2 of the Notice of Annual Meeting. However, if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. All shares represented by the accompanying proxy, if the proxy is given prior to the meeting, will be voted in the manner specified therein.

By order of the Board of Directors.

/s/ Charles E. Lindsey Jr.

Charles E. Lindsey Jr.
Assistant Secretary
March 17, 1998

Barnes Group Inc.
Executive Office
123 Main Street
Post Office Box 489
Bristol, Connecticut 06011-0489 U.S.A.

[Barnes Group Logo]

                            1999 - BARNES GROUP INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                           APRIL 14, 1999 - 10:30 A.M.
                      ASSOCIATED SPRING GROUP HEADQUARTERS
      WINDING RIVER OFFICE PARK, 80 SCOTT SWAMP ROAD, FARMINGTON, CT 06032


The undersigned stockholder(s) of Barnes Group Inc. hereby appoints Charles E. Lindsey Jr. and Holly V. LeBlanc, each with the power to appoint his/her substitute, as the undersigned's proxies and attorneys-in-fact to vote all the shares of Common Stock covered by this proxy at the Annual Meeting of Stockholders on April 14, 1999, or at any adjournment thereof, upon the matters set forth in the Notice of such meeting with all the powers the undersigned would possess if personally present. Either person is individually authorized to vote as specified on proposals 1 and 2 and otherwise in his discretion.


THIS CARD ALSO PROVIDES CONFIDENTIAL VOTING INSTRUCTIONS FOR SHARES HELD IN THE BARNES GROUP INC. GUARANTEED STOCK PLAN. If you are a participant and have shares of Barnes Group Inc. Common Stock allocated to your account under this plan, please read the following as to the voting of such shares, as well as voting a proportionate share of the unallocated stock in the plan and the allocated stock for which no voting instructions are received:


Trustee's Authorization: The undersigned authorizes Fleet National Bank, as Trustee of the Barnes Group Inc. Guaranteed Stock Plan, to vote all shares of the Common Stock of the Company allocated to the undersigned's account under such plan, as well as a proportionate share of the unallocated stock in the plan and the allocated stock for which no voting instructions are received, at the Annual Meeting of Stockholders or at any adjournment thereof, in accordance with the instructions on the reverse side.

      THIS PROXY/VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
                        PLEASE SIGN ON THE REVERSE SIDE.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                          YOUR VOTE IS VERY IMPORTANT!


For your convenience, you can now vote your shares in one of two ways:

1. Vote by Telephone: If you are a resident of the U.S.A. or Canada and have a Touch Tone telephone you can call the proxy tabulator, ChaseMellon Shareholder Services, L.L.C., at their toll-free telephone number:
      1-800-840-1208 and follow the instructions found on the reverse side of this card on how to vote your shares. There will be no charge to you for the call. If you are not a resident on the U.S.A. or Canada or do not have a Touch Tone telephone, please vote by mailing your proxy (see instructions below). Please note that voting by telephone rather than by mail will help the Company save on expenses.

OR

2. Vote by Mail: Mark, sign and date your proxy and return it promptly in the enclosed envelope. Please sign exactly as name(s) appear on the reverse side. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, general partners and other persons acting in a representative capacity should add their titles. When a corporation gives the proxy, an authorized officer should sign it.



                              THANK YOU FOR VOTING

                        1999 - BARNES GROUP INC. - PROXY


                                                              Please mark
                                                              your votes as  [X]
                                                              indicated in
                                                              this example.

The Board of Directors unanimously recommends a vote FOR each of the following nominees and proposals:

                                                       FOR               WITHHOLD
                                                   All Nominees          AUTHORITY
                                                Except as Indicated   For All Nominees
1. ELECTION OF DIRECTORS FOR A THREE-YEAR TERM         [ ]                  [ ]

(01) William S. Bristow, Jr.,
(02) Robert J. Callander and
(03) Edmund M. Carpenter

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)
________________________________

                                                         FOR   AGAINST   ABSTAIN

2. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTS:    [ ]     [ ]       [ ]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE DIRECTED, THIS PROXY SHALL BE VOTED FOR PROPOSALS 1 AND 2.

   I plan to attend the meeting. [ ]




Signature:______________________ Signature:______________________ Date:_________


--------------------------------------------------------------------------------
                   - FOLD AND DETACH HERE IF VOTING BY MAIL -


                                VOTE BY TELEPHONE
                    (RESIDENTS OF THE U.S.A. AND CANADA ONLY)

Your telephone vote authorizes the named proxies/trustee to vote your shares in the same manner as if you had marked, signed and returned your proxy by mail. If you vote by telephone, you do not need to mail your proxy. Please note that voting by telephone rather than by mail will help the Company save on expenses.

TO VOTE BY TELEPHONE (FOR TOUCH TONE TELEPHONES ONLY):

-     Dial the following toll-free telephone number AT ANY TIME: 1-800-840-1208
      - The call goes directly to our proxy tabulator, ChaseMellon Shareholder Services, L.L.C., and there is no charge to you.

- You will then be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

- OPTION 1: To vote as the Board of Directors recommends: FOR ALL proposals:Press 1. When you press 1, your vote will be confirmed and cast as you directed. END OF CALL.

OR

- OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear the following instructions:

      Proposal 1:  Election of Directors
                   -  To vote FOR ALL nominees, press 1:
                   -  To WITHHOLD FOR ALL nominees, press 9:
                   - To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and follow the instructions.
                   - If you press 0, enter the TWO-DIGIT NUMBER that precedes the nominee(s)' name for whom you withhold your vote, then press 0.

      Proposal 2:  Selection of Independent Accountants
                   -  To vote FOR, press 1;
                   -  To vote AGAINST, press 9;
                   -  To ABSTAIN from voting, press 0.

Your vote will be confirmed and cast as you directed. END OF CALL.

                            IF YOU VOTE BY TELEPHONE,
                       PLEASE DO NOT MAIL BACK YOUR PROXY.
                              THANK YOU FOR VOTING.

                            CALL, TOLL-FREE, ANYTIME
                                 1-800-840-1208

                            1999 - BARNES GROUP INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                           APRIL 14, 1999 - 10:30 A.M.
                      ASSOCIATED SPRING GROUP HEADQUARTERS
      WINDING RIVER OFFICE PARK, 80 SCOTT SWAMP ROAD, FARMINGTON, CT 06032


The undersigned stockholder(s) of Barnes Group Inc. hereby appoints Charles E. Lindsey Jr. and Holly V. LeBlanc, each with the power to appoint his/her substitute, as the undersigned's proxies and attorneys-in-fact to vote all the shares of Common Stock covered by this proxy at the Annual Meeting of Stockholders on April 14, 1999, or at any adjournment thereof, upon the matters set forth in the Notice of such meeting with all the powers the undersigned would possess if personally present. Either person is individually authorized to vote as specified on proposals 1 and 2 and otherwise in his discretion.


THIS CARD ALSO PROVIDES CONFIDENTIAL VOTING INSTRUCTIONS FOR SHARES HELD IN THE BARNES GROUP INC. GUARANTEED STOCK PLAN. If you are a participant and have shares of Barnes Group Inc. Common Stock allocated to your account under this plan, please read the following as to the voting of such shares, as well as voting a proportionate share of the unallocated stock in the plan and the allocated stock for which no voting instructions are received:


Trustee's Authorization: The undersigned authorizes Fleet National Bank, as Trustee of the Barnes Group Inc. Guaranteed Stock Plan, to vote all shares of the Common Stock of the Company allocated to the undersigned's account under such plan, as well as a proportionate share of the unallocated stock in the plan and the allocated stock for which no voting instructions are received, at the Annual Meeting of Stockholders or at any adjournment thereof, in accordance with the instructions on the reverse side.

      THIS PROXY/VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
                        PLEASE SIGN ON THE REVERSE SIDE.

--------------------------------------------------------------------------------

                        1999 - BARNES GROUP INC. - PROXY

                                                              Please mark
                                                              your votes as  [X]
                                                              indicated in
                                                              this example.


The Board of Directors unanimously recommends a vote FOR each of the following nominees and proposals:

                                                       FOR                WITHHOLD
                                                   All Nominees          AUTHORITY
                                                Except as Indicated   For All Nominees
1. ELECTION OF DIRECTORS FOR A THREE-YEAR TERM         [ ]                  [ ]

(01) William S. Bristow, Jr.,
(02) Robert J. Callander and
(03) Edmund M. Carpenter

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)
____________________________________

                                                       FOR    AGAINST    ABSTAIN

2. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTS:  [ ]      [ ]        [ ]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE DIRECTED, THIS PROXY SHALL BE VOTED FOR PROPOSALS 1 AND 2.

   I plan to attend the meeting. [ ]




Signature:______________________ Signature:______________________ Date:_________

--------------------------------------------------------------------------------